UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2010

CABLEVISION SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2010, CSC Holdings, LLC (“CSC Holdings”), and certain of its subsidiaries (the “Restricted Subsidiaries”) entered into an Amendment Agreement (the “Amendment Agreement”) with the financial institutions parties thereto and Bank of America, N.A., as Administrative Agent, providing for (i) an amendment and restatement of the Credit Agreement, dated as of February 24, 2006, as first amended and restated in its entirety as of May 27, 2009 and further amended and restated in its entirety as of April 13, 2010 (as amended and restated, the “Credit Agreement”), among CSC Holdings, the Restricted Subsidiaries parties thereto, the lenders parties thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer, and (ii) an amendment to the Incremental Term Supplement, dated as of March 29, 2006 and amended as of May 27, 2009 (as amended, the “Incremental Term Supplement”), among CSC Holdings, the Lenders party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement.

Among other things, the Credit Agreement, as amended and restated, provides for the specific mechanics of extending, from time to time, the Revolving Credit Commitments, Term A Loans, Incremental Term Loans and any Additional Facility Commitments or Additional Facility Loans, as applicable, with the terms of such Extended Facility to be documented at the time of such extension in an Extended Facility Agreement. Each Extended Facility Agreement will set forth specific terms and conditions applicable to such Extended Facility, including, but not limited to, (i) the extended maturity date, (ii) a revised schedule of amortization of principal, if applicable and (iii) a per annum extension fee, in each case as determined by the Borrower and the Extended Facility Lenders under such Extended Facility Agreement. Lenders under an Extended Facility may be assigned the same designation as an existing Extended Facility of the same facility type (i.e., Revolver, Term A or Incremental Term) to the extent the terms and conditions, including maturity date, amortization schedule and pricing, are the same. From time to time, individual Revolving Credit Lenders or Term A Lenders can extend their maturity date by joining an existing Extended Revolving Credit Facility or Term A Facility with the same maturity date and such lender will be subject to the same terms and conditions as the other lenders under such Extended Facility. Optional prepayments that the Borrower elects to apply to the Term Loans may be paid pro-rata across all Term Facilities of every type (i.e., the Term A Facility, the Incremental B Term Facility, the Incremental B-2 Extended Term Facility, an Additional Facility or a previously entered into Extended Term A Facility or Extended Incremental Term Facility) or may be applied only to a Term Facility of one type. Alternatively, optional prepayments to a Term Facility of one type may be applied only to the Non-Extended Term Lenders or, after all such Non-Extended Term Lenders have been repaid, to Extended Term Lenders, but no Extended Term Lenders may be prepaid prior to Extended Term Lenders under the same Facility type (i.e. the Term A Facility or the Incremental Term Facility) with an earlier Maturity Date.

Under the terms of the Credit Agreement, CSC Holdings entered into three extended Facilities as of April 13, 2010, as follows:

•

an Extended Revolving Credit Facility Agreement (the “Extended Revolving Credit Facility”) that provides for the extension of the Availability Period for Lenders holding approximately $820 million of the Revolving Credit Commitments under its $1 billion Revolving Credit Facility to March 31, 2015. Revolving Credit Lenders under the Extended Revolving Credit Facility are entitled to an extension fee payment of between 2.00% and 2.50% per annum of the outstanding Loans under the Extended Revolving Credit Facility, based upon the Cash Flow Ratio applicable from time to time.

•

an Extended Term A Facility Agreement (the “Extended Term A Facility”) that provides for the extension of the Maturity Date for Lenders holding approximately $480 million of Loans under its existing $650 million Term A Facility to March 31, 2015, with the principal amount of the Extended Term A Facility to be repaid in quarterly installments equal to 2.50% of the original principal amount thereof through March 31, 2012, then 3.75% of the original principal amount thereof through March 31, 2013, then 5.00% of the original principal amount thereof through March 31, 2014, then 11.25% of the original principal amount thereof through December 31, 2014, with a final principal repayment installment, in the amount of the outstanding Loans thereunder, due on March 29, 2015. Term A Lenders under the Extended Term A Facility are entitled to an extension fee payment of between 2.00% and 2.50% per annum of the outstanding Loans under the Extended Term A Facility, based upon the Cash Flow Ratio applicable from time to time.

•

an Extended Incremental Term Facility Agreement (the “Incremental B-3 Extended Term Facility”) that provides the extension of the Maturity Date for Lenders holding approximately $1.7 billion under its existing $2.2 billion Incremental Term Facility to March 29, 2016, with the principal amount of the Incremental B-3 Extended Term Facility to be repaid quarterly in equal installments equal to 0.25% of the original principal amount with a final principal repayment installment, in the amount of the outstanding Loans thereunder, due on March 29, 2016. Lenders party to the Amendment Agreement are entitled to an extension fee payment of 1.25% per annum of the outstanding Loans under the Incremental B-3 Extended Term Facility.

In addition, Revolving Credit Lenders with Revolving Credit Commitments in the aggregate amount of approximately $410 million executed joinders to the Credit Agreement agreeing to provide increased Revolving Credit Commitments with an Availability Period expiring on March 31, 2015.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Amendment Agreement, the Credit Agreement, the Extended Revolving Credit Facility Agreement, the Extended Term A Facility Agreement or

the Extended Incremental Term Facility Agreement, and is qualified in its entirety by reference to those agreements, a copy of each of which is attached as an exhibit to this Current Report on Form 8-K. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 8.01	Other Events

On April 15, 2010, Cablevision issued $750,000,000 aggregate principal amount of senior notes due April 15, 2018 (the “2018 Notes”) and $500,000,000 aggregate principal of senior notes due April 15, 2020 (the “2020 Notes” and collectively, the “Notes”) in a registered public offering pursuant to an Underwriting Agreement, dated April 12, 2010 (the “Underwriting Agreement”), between Cablevision and J.P. Morgan Securities, Inc., as representative of the underwriters named in Schedule I thereto. The Notes were registered by Cablevision under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-165887) (the “Registration Statement”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

Cablevision intends to use the net proceeds of this offering to address the company’s upcoming debt maturities, including the tender offer Cablevision commenced on April 12, 2010 for all of its 8% Senior Notes due 2012 and for general corporate purposes.

The Notes were issued pursuant to an indenture, dated as of April 2, 2010, as amended by the First Supplemental Indenture, dated as of April 15, 2010 (together, the “Indenture”), between Cablevision and U.S. Bank National Association, as Trustee.

The 2018 Notes bear interest at a rate of 7.75% per annum and mature on April 15, 2018. The 2020 Notes bear interest at a rate of 8.00% per annum and mature on April 15, 2020. Interest will be payable semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2010. The Notes are Cablevision’s senior unsecured obligations and will rank equally in right of payment with all of Cablevision’s other existing and future unsecured and unsubordinated indebtedness.

The Notes may be redeemed, in whole or in part, at Cablevision’s option at any time or from time to time. The redemption price for the Notes to be redeemed on any redemption date will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; or (ii) as determined by the Quotation Agent (as defined in the Indenture) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Indenture), plus 50 basis points plus accrued and unpaid interest on the Notes to the redemption date. A copy of the Form of Notes and the First Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated as of April 12, 2010

4.1	First Supplemental Indenture, dated as of April 15, 2010, to the Indenture dated as of April 2, 2010, between Cablevision, as issuer, and U.S. Bank National Association, as Trustee, and Form of Notes.

5.1	Opinion of Sullivan & Cromwell LLP

10.1	Amendment Agreement, dated as of April 13, 2010, among CSC Holdings, LLC, the restricted subsidiaries of CSC Holdings, LLC, the financial institutions parties thereto and Bank of America, N.A., as Administrative Agent

10.2	Second Amended and Restated Credit Agreement, dated as of February 24, 2006, first amended and restated in its entirety as of May 27, 2009 and further amended and restated in its entirety as of April 13, 2010, among CSC Holdings, LLC, the restricted subsidiaries of CSC Holdings, LLC, the lenders parties thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and L/C Issuer

10.3	Extended Revolving Credit Facility Agreement, dated as of April 13, 2010, among CSC Holdings, LLC, the lenders parties thereto, and Bank of America, N.A., as Administrative Agent

10.4	Extended Term A Facility Agreement, dated as of April 13, 2010, among CSC Holdings, LLC, the lenders parties thereto, and Bank of America, N.A., as Administrative Agent

10.5	Extended Incremental Term Facility Agreement, dated as of April 13, 2010, among CSC Holdings, LLC, the lenders parties thereto, and Bank of America, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)

By:	/S/ MICHAEL P. HUSEBY
Name:	Michael P. Huseby
Title:	Executive Vice President and Chief Financial Officer

Dated: April 15, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)

By:	/S/ MICHAEL P. HUSEBY
Name:	Michael P. Huseby
Title:	Executive Vice President and Chief Financial Officer

Dated: April 15, 2010